UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2025

Paramount Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On May 15, 2025, Paramount Group, Inc. (the “Company” or “Paramount Group”) announced that Wilbur Paes, the Company’s Chief Operating Officer, Chief Financial Officer and Treasurer, and Gage Johnson, Senior Vice President, General Counsel and Secretary, will leave their positions with the Company and/or the Company’s affiliates or subsidiaries, including Paramount Group Operating Partnership LP, as applicable, effective immediately.

On May 15, 2025, the Company appointed Ermelinda Berberi, the Company’s Senior Vice President, Chief Accounting Officer, as Executive Vice President, Chief Financial Officer and Treasurer. Ms. Berberi will serve as the Company’s principal financial and principal accounting officer for SEC reporting purposes. Biographical information for Ms. Berberi is included in the Company’s Proxy Statement filed with the SEC on April 3, 2025, and is incorporated by reference herein. There are no family relationships between Ms. Berberi and any Company director or executive officer, and no arrangements or understandings between Ms. Berberi and any other person pursuant to which she was selected as an officer. Ms. Berberi is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 15, 2025, the Company held its 2025 annual meeting of stockholders (the “Annual Meeting”). As of the record date, there were a total of 219,225,083 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting and a statement of the number of votes cast for or against, and the number of abstentions and broker non-votes with respect to each matter, as applicable.

Proposal 1. The following nominees were elected to the Company’s Board of Directors for a term expiring at the annual meeting of stockholders in 2026 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, as follows:

				Broker
Names of Directors	For	Against	Abstain	Non-Votes
Albert Behler	125,329,271	52,619,563	7,140,446	7,190,977
Frederic Arndts	160,302,635	24,784,964	1,681	7,190,977
Martin Bussmann	113,180,993	64,767,984	7,140,303	7,190,977
Karin Klein	159,766,062	25,321,619	1,599	7,190,977
Mark Patterson	157,962,987	27,124,592	1,701	7,190,977
Hitoshi Saito	159,875,123	25,210,500	3,657	7,190,977
Paula Sutter	152,164,845	32,922,817	1,618	7,190,977
Greg Wright	155,760,130	29,327,450	1,700	7,190,977

The Company’s Board of Directors has decreased the size of the Board of Directors to eight members.

Proposal 2. The non-binding, advisory resolution to approve the compensation of the Company’s named executive officers, was approved as follows:

			Broker
For	Against	Abstain	Non-Votes
117,644,005	59,747,793	7,697,482	7,190,977

Proposal 3. The ratification of the audit committee’s appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2025, was duly ratified as follows:

For	Against	Abstain
176,509,542	15,765,426	5,289

Item 7.01 Other Events.

Attached hereto as Exhibit 99.1, and furnished herewith, is a copy of the Company’s press release regarding the matters described in Item 5.02 of this Current Reporting on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Paramount Group, Inc. dated May 19, 2025

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:	/s/ Albert Behler
Name:	Albert Behler
Title:	Chairman, Chief Executive Officer and President

Date: May 19, 2025